                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                 LIBERTY FINANCIAL COMPANIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

600 Atlantic Avenue
Boston, MA 02210
617-722-6000

                       LIBERTY FINANCIAL COMPANIES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2000

TO THE STOCKHOLDERS OF
  LIBERTY FINANCIAL COMPANIES, INC.

    NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Liberty Financial Companies, Inc. will be held in Room AV-1 on the third floor of The Federal Reserve Bank of Boston at 600 Atlantic Avenue, Boston, Massachusetts, on Monday, May 8, 2000, at 11:00 a.m. (the "Meeting"), for the following purposes, all as set forth in the attached Proxy Statement:

    (1) To elect four Directors for new three-year terms expiring at the 2003 Annual Meeting of Stockholders; and

    (2) To transact such other business as may properly come before the Meeting and any adjournments thereof.

    The Board of Directors has fixed the close of business on March 17, 2000 as the record date for the Meeting.

    It is important that your shares be represented at the Meeting regardless of the number of shares you may hold. Please complete, sign and date the enclosed form of proxy and return it promptly in the enclosed envelope which requires no postage if mailed within the United States. If you attend the Meeting, you may withdraw any proxy previously given and vote your shares in person.

                                          By Order of the Board of Directors,

                                          /s/ J. ANDREW HILBERT

                                          J. Andrew Hilbert
                                          SENIOR VICE PRESIDENT AND CHIEF
                                          FINANCIAL OFFICER

Boston, Massachusetts
April 6, 2000

[LOGO]

600 Atlantic Avenue
Boston, MA 02210
617-722-6000

                       LIBERTY FINANCIAL COMPANIES, INC.
                                PROXY STATEMENT
                                    FOR THE
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2000

    This Proxy Statement, with the accompanying proxy card, is being mailed to Stockholders on or about April 6, 2000 and is furnished in connection with the solicitation of proxies by the Board of Directors of Liberty Financial Companies, Inc. ("Liberty Financial" or the "Company") to be used at the 2000 Annual Meeting of Stockholders to be held on May 8, 2000 (and any adjournment thereof) (the "Meeting").

                               VOTING INFORMATION

    The Board of Directors has established March 17, 2000 as the record date for the Meeting (the "Record Date"). Holders of shares of Liberty Financial's Common Stock, $.01 par value ("Common Stock"), and holders of Liberty Financial's Series A Convertible Preferred Stock, $.01 par value ("Preferred Stock"), whose names appeared of record at the close of business on the Record Date will be entitled to vote at the Meeting. On that date, 47,726,803 shares of Common Stock and 324,759 shares of Preferred Stock were issued and outstanding. Each issued and outstanding share of Common Stock will be entitled to one vote on each matter to be voted on at the Meeting. Each issued and outstanding share of Preferred Stock will be entitled to 1.58385 votes (i.e., the number of shares of Common Stock into which one share of Preferred Stock was convertible on the Record Date) per share on each such matter. The Common Stock and the Preferred Stock will vote together as a single class on those matters presented for approval at the Meeting. Shares of Common Stock and Preferred Stock can be voted only if the owner of record is present to vote or is represented by proxy.

    If you sign, date and return the enclosed proxy card in time for the Meeting and do not subsequently revoke it, your shares will be voted in accordance with your instructions as marked in the spaces provided for such purpose. If no instructions are specified, your shares will be voted FOR the election of the nominees for Director.

    You may revoke your proxy at any time before it is exercised by returning to Liberty Financial another properly signed proxy representing such shares and bearing a later date or by otherwise delivering a written revocation to the following address: Proxy Services, EquiServe, P.O. Box 9379, Boston, Massachusetts 02205-9956. A Stockholder attending the Meeting may vote in person even though he or she may have previously filed a proxy.

    The holders of a majority in interest of the combined voting power of the Common Stock and the Preferred Stock issued, outstanding and entitled to vote at the Meeting are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. The election of nominees for Director will be decided by a plurality of the votes cast at the Meeting. Abstentions and broker non-votes will be treated as shares present or represented at the Meeting for quorum purposes. On each proposal considered at the Meeting, abstentions will have the effect of negative votes, while broker non-votes will not be treated as votes cast and therefore will not be counted in calculating a plurality.

    As of the Record Date, Liberty Mutual Insurance Company ("Liberty Mutual") owned beneficially shares of Common Stock representing approximately 70.68% of the combined voting power of the Common Stock and the Preferred Stock. LIBERTY MUTUAL'S SUBSIDIARY, LFC MANAGEMENT CORPORATION, HAS INDICATED THAT IT WILL VOTE ITS SHARES IN FAVOR OF EACH ITEM PROPOSED FOR APPROVAL BY THE BOARD OF DIRECTORS AT THE MEETING.

                             ELECTION OF DIRECTORS
                                 (PROXY ITEM 1)

    There are currently 14 members of the Board of Directors, divided into three classes with terms expiring at the 2000, 2001 and 2002 Annual Meetings, respectively. Sabino Marinella, whose term expires in 2000, is retiring from the Board and will not stand for reelection. The Board of Directors has fixed the number of Directors in such class at four and nominated the four Directors set forth below for reelection at the Meeting for three-year terms of office that will expire at the 2003 Annual Meeting. After the 2000 Annual Meeting, the Board of Directors will consist of 13 members.

    Each Director will continue in office until the Director's term expires and until his successor is elected and qualified or until his death, resignation or removal.

    Management has made inquiries and believes that each of the nominees will be willing and able to serve if elected. If any of the nominees shall be unwilling or unable to serve, discretionary authority is reserved to vote for a substitute chosen by the Board of Directors, or the Board of Directors may reduce the number of Directors.

    All of the Director nominees and the Directors whose terms of office expire in 2001 and 2002 are listed below with their principal occupations for the last five years.

                       NOMINEES FOR ELECTION AS DIRECTORS
             TERMS EXPIRE AT THE 2003 ANNUAL STOCKHOLDERS' MEETING

MICHAEL J. BABCOCK                     Private investor; President and Chief Operating Officer of
  Age 58                               Leslie Fay Companies, Inc., an apparel manufacturer, from
  Director since 1991                  1993 to 1995; Director of Liberty Mutual and Liberty Mutual
                                       Fire Insurance Company ("Liberty Fire"), an affiliate of
                                       Liberty Mutual, and HRDQ, Inc.

GARY L. COUNTRYMAN                     President and Chief Executive Officer of the Company since
  Age 60                               January 13, 2000; Chairman (since 1991) and Chief Executive
  Director since 1991                  Officer (from 1986 until April, 1998) of Liberty Mutual and
                                       Liberty Fire; Director of Liberty Mutual and certain of its affiliates, Fleet Boston Corporation, NSTAR and Harcourt
                                       General, Inc.

JOHN P. HAMILL                         Chairman and Chief Executive Officer of Sovereign Bank New
  Age 60                               England since January 10, 2000; President of Fleet Bank of
  Director since 1991                  Massachusetts, N.A. from 1992 to December 31, 1999; Director of Liberty Mutual and Liberty Fire.

MARIAN L. HEARD                        President and Chief Executive Officer of the United Way of
  Age 59                               Massachusetts Bay and Chief Executive Officer of the United
  Director since 1994                  Ways of New England since 1992; Director of CVS Corporation,
                                       Fleet Boston Corporation, Liberty Mutual and Liberty Fire
                                       and a Director or Trustee of numerous national and local
                                       non-profit organizations.

                         DIRECTORS CONTINUING IN OFFICE
             TERMS EXPIRE AT THE 2001 ANNUAL STOCKHOLDERS' MEETING

GERALD E. ANDERSON                     Retired; from 1974 until his retirement in 1992, President,
  Age 68                               Chief Executive Officer and Trustee of Commonwealth Energy
  Director since 1991                  System, a public utility holding company; Director of
                                       Liberty Mutual and Liberty Fire.

CHARLES I. CLOUGH                      Chairman and Chief Executive Officer, Clough Capital
  Age 57                               Partners, LP since January, 2000; Chief Investment
  Director since February 2000         Strategist at Merrill Lynch & Company, Inc. from 1987
                                       through 1999; Chairman of the Board of Trustees of Boston
                                       College; Director of Liberty Mutual and Liberty Fire.

EDMUND F. KELLY                        President and Chief Executive Officer of Liberty Mutual and
  Age 54                               Liberty Fire since April, 1998, President and Chief
  Director since 1992                  Operating Officer prior thereto; Director of Liberty Mutual and certain of its affiliates, and Citizens Financial Group,
                                       Inc.

RAY B. MUNDT                           Retired; Chairman and Chief Executive Officer of Unisource
  Age 71                               Worldwide, Inc., a paper supply and systems company, from
  Director since 1991                  1996 to 1999; prior thereto Chairman and (prior to
                                       September, 1993) Chief Executive Officer of Alco Standard
                                       Corporation, a distributor of paper packaging products and office equipment; Director of Liberty Mutual, Liberty Fire,
                                       Alco Standard Corporation and Nocopi Technologies, Inc.

GLENN P. STREHLE                       Treasurer Emeritus and Advisor to the Chairman and President
  Age 64                               of the Massachusetts Institute of Technology since January,
  Director since 1991                  1999; Treasurer of MIT (and Vice President from 1986 and
                                       Vice President for Finance from June 1994) from 1975 through
                                       1998; Director of Liberty Mutual and Liberty Fire.

             TERMS EXPIRE AT THE 2002 ANNUAL STOCKHOLDERS' MEETING

WILLIAM F. CONNELL                     Chairman and Chief Executive Officer of Connell Limited
  Age 61                               Partnership, a manufacturer of industrial products and
  Director since 1999                  metals recycler; Director of Fleet Boston Corporation,
                                       Harcourt General, Inc., LCI International, Inc., Liberty
                                       Mutual and Liberty Fire.

PAUL J. DARLING, II                    Chairman, President and Chief Executive Officer of Corey
  Age 62                               Steel Company, a manufacturer of cold finished steel bars
  Director since 1991                  and a metal service center, since 1984; Director of Liberty
                                       Mutual, Liberty Fire and Unisource Worldwide, Inc.

THOMAS J. MAY                          Chairman and Chief Executive Officer of NSTAR since 1999;
  Age 52                               Chairman, President and Chief Executive Officer of Boston
  Director since 1998                  Edison Company from 1994 to August, 1999; Director of Fleet
                                       Boston Corporation, NSTAR, RCN Corporation, New England
                                       Business Service, Inc., Liberty Mutual and Liberty Fire.

DR. KENNETH L. ROSE                    President and Chief Executive Officer of Henkels & McCoy,
  Age 63                               Inc., a privately held engineering and construction company;
  Director since 1999                  Director of Liberty Mutual and Liberty Fire.

                  1999 MEETINGS AND STANDARD FEE ARRANGEMENTS

    1999 MEETINGS. During 1999, the Board of Directors held four meetings. The Board has an Executive Committee, an Audit Committee, a Compensation Committee and an Investment Committee. No member of the Audit Committee or the Compensation Committee is an employee of Liberty Financial or its subsidiaries. Mr. Countryman, who is an employee of Liberty Mutual and a member of the Compensation Committee, is currently serving as President and Chief Executive Officer of Liberty Financial Companies, Inc.

    EXECUTIVE COMMITTEE. The Executive Committee has and may exercise all the powers of the full Board of Directors, except as otherwise limited by Massachusetts corporation law or Liberty Financial's Restated Articles of Organization or Restated By-laws. The Executive Committee did not meet in 1999. As of the date of this Proxy Statement, its members were Messrs. Countryman (Chairman), Kelly, Marinella and Strehle.

    AUDIT COMMITTEE. The Audit Committee is responsible for obtaining and reviewing independent analyses of Liberty Financial's accounting policies and procedures, financial controls and financial information provided to the Board of Directors. The Audit Committee makes reports and recommendations to the Board of Directors, at least annually, with respect to such reviews, including matters such as: accounting records, practices and procedures; the annual appointment of outside auditors, together with the scope, adequacy, cost and results of the annual audit and the relationship between management and such outside auditors; the scope and adequacy of internal audit procedures; controls for disbursement procedures and asset safekeeping; and such other matters as the Board of Directors may request.

    The Audit Committee held three meetings in 1999. As of the date of this Proxy Statement, its members were Ms. Heard and Messrs. Anderson, Connell, May, Rose and Strehle (Chairman).

    COMPENSATION COMMITTEE. The Compensation Committee (i) reviews and approves all director and management compensation, including salaries, incentive compensation, pension and fringe benefit policies and procedures and
(ii) administers Liberty Financial's employee benefit plans.

    The Compensation Committee held two meetings in 1999. As of the date of this Proxy Statement, its members were Messrs. Countryman, Darling, Babcock, Hamill, Kelly and Mundt (Chairman). The Compensation Committee has established a sub-committee consisting of each member of the Committee other than Messrs. Countryman and Kelly, who for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") are not considered to be non-employee directors of Liberty Financial. This subcommittee has exclusive authority for approving transactions involving equity securities of the Company (including acquisitions [such as grants and other awards] and dispositions [such as redemptions and other repurchases]) under benefit plans administered by the Committee involving persons subject to the provisions of Section 16 under the Exchange Act with respect to equity securities of Liberty Financial.

    INVESTMENT COMMITTEE. The Board of Directors appointed an Investment Committee in February, 1999, which met three times in 1999. The purpose of the Investment Committee is to review the investment policies and activities of the Investment Committee of the Company's subsidiary, Keyport Life Insurance Company. As of the date of this Proxy Statement, the members of the Investment Committee were Messrs. Countryman (Chair), Anderson, Darling, Hamill, Kelly and Strehle.

    In 1999, each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board on which he or she served while he or she was in office.

    FEE ARRANGEMENTS. Directors who are officers or employees of Liberty Financial, Liberty Mutual or their affiliates receive no compensation for their service as Directors of Liberty Financial. Each member of the Board of Directors who is not an officer or employee of Liberty Financial, Liberty Mutual or their affiliates is paid by Liberty Mutual a retainer at a rate of $40,000 per annum. Liberty Financial pays each such director a $200 fee for each Board or Committee meeting attended, except that the fee for attendance at each Investment Committee meeting is $100. Each Director of Liberty Financial who does not serve on any other Liberty Mutual Group Board of Directors is paid an annual retainer of $18,000, plus $1,200 for each Board meeting attended, and $200 for each Committee meeting attended.

                      SECURITY OWNERSHIP OF MANAGEMENT AND
                           CERTAIN BENEFICIAL OWNERS
                                  COMMON STOCK

    The following table sets forth certain information with respect to the beneficial ownership of Common Stock by Liberty Mutual (the only person or entity known to Liberty Financial to be the beneficial owner of 5% or more of Liberty Financial's Common Stock), each executive officer of Liberty Financial named in the summary compensation table appearing elsewhere in this Proxy Statement, each Director of Liberty Financial who owns beneficially any shares of Common Stock, and all Directors and executive officers as a group, in each case as of March 17, 2000. Except as noted in the footnotes to such table, based on information provided by such persons, each holder of Common Stock has or will have sole voting and investment power with respect to the shares of Common Stock set forth below. Unless otherwise indicated below, the address of each such person is: c/o Liberty Financial Companies, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

                                                                 SHARES
                                                                 OWNED
NAME                                                          BENEFICIALLY   PERCENTAGE(1)
----                                                          ------------   -------------
Liberty Mutual Insurance Company
  175 Berkeley Street
  Boston, MA 02117..........................................   34,098,701        71.45%
Kenneth R. Leibler(2)(3)....................................      319,728             *
C. Allen Merritt, Jr.(2)....................................      185,438             *
John A. Benning(2)..........................................      157,943             *
Stephen E. Gibson(2)........................................       80,243             *
Phil Polkinghorn(2).........................................       28,500             *
Gerald E. Anderson..........................................        1,000             *
William F. Connell..........................................        1,500             *
Paul J. Darling II..........................................        1,000             *
Sabino Marinella(4).........................................      363,129             *
Glenn P. Strehle............................................          500             *
All executive officers and Directors as a group (23
  persons)(5)...............................................    1,040,160         2.15%

------------------------

*   Less than 1%.

(1) Percentages are calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act. Such calculations assume, for each person and group, that all shares which may be acquired by such person or group pursuant to options presently exercisable or which become exercisable within 60 days following March 17, 2000 are outstanding for the purpose of computing the percentage of Common Stock owned by such person or group. However, those unissued shares of Common Stock are not deemed to be outstanding for the purpose of calculating the percentage of Common Stock owned by any other person.

(2) Includes options to purchase shares of Common Stock which are presently exercisable or which become exercisable within 60 days following March 17,
    2000 in the following amounts: 246,774 shares exercisable by Mr. Leibler; 129,038 shares exercisable by Mr. Merritt; 70,932 shares exercisable by

    Mr. Benning; 69,439 shares exercisable by Mr. Gibson; and 12,500 shares exercisable by Mr. Polkinghorn.

(3) Mr. Leibler forfeited his restricted stock and his unvested stock options upon his resignation on January 13, 2000, and an additional 124,500 vested stock options were cancelled pursuant to Mr. Leibler's Resignation Agreement with the Company. See "Certain Additional Information Regarding Executive Officer Compensation" below.

(4) Includes options to purchase 93,317 shares, all of which are vested and fully exercisable.

(5) Excludes Mr. Leibler's shares, as Mr. Leibler resigned as an executive officer and director on January 13, 2000, and Mr. Benning's shares as
    Mr. Benning retired as an officer of the Company on December 31, 1999. Otherwise, includes (without duplication), (i) the option shares referenced in notes 2 and 4 above and (ii) options to purchase an additional 255,451 shares of Common Stock held by other executive officers which are presently exercisable or which become exercisable within 60 days following March 17, 2000.

                                PREFERRED STOCK

    The table below sets forth certain information with respect to the beneficial ownership of Preferred Stock by each person or entity known to Liberty Financial to be the beneficial owner of more than five percent of the shares of Preferred Stock as of March 17, 2000. No executive officer or Director of Liberty Financial beneficially owns any shares of Preferred Stock as of such date. Except as noted in the footnotes to such table, based on information provided by such persons, each holder of Preferred Stock has sole voting and investment power with respect to the shares of Preferred Stock set forth below.

                                                                 SHARES
                                                                 OWNED
NAME                                                          BENEFICIALLY   PERCENTAGE
----                                                          ------------   ----------
Trustees of the Irrevocable Trust
  For Children dated September 24, 1985 (of C. Herbert
  Emilson)(1)...............................................    146,515         45.1%
Harold W. Cogger(2).........................................     62,755         19.3%
Charles F. Evans(3).........................................     57,069         17.6%

------------------------

(1) The trustees of such trust are John A. McNeice, Jr., Davey S. Scoon and Linda S. Dalby, who share voting and investment power and disclaim any beneficial ownership. The address of such trust is c/o Linda S. Dalby, Esq., 50 Rowes Wharf, Boston, Massachusetts 02110.

(2)  Mr. Cogger's address is 638 Bay Road, Hamilton, Massachusetts 01936.

(3)  Mr. Evans' address is 20 Circuit Road, Chestnut Hill, MA 02467.

    In connection with Liberty Financial's acquisition of The Colonial
Group, Inc. ("Colonial") effective March 24, 1995, each person acquiring shares of Preferred Stock had the right to become a party to a stockholders agreement (the "Preferred Stockholders Agreement"). The Preferred Stockholders Agreement provides that a holder of Preferred Stock who is a party thereto could not transfer the Preferred Stock without the prior written consent of Liberty Financial prior to March 24, 2000, except to certain permitted transferees. The Preferred Stockholders Agreement also provides that at any time during the period from March 25, 2000 through May 23, 2000, each party to the Preferred Stockholders Agreement may elect to sell to Liberty Mutual, and Liberty Mutual shall be obligated to purchase, all, but not less than all, of the Preferred Stock then owned by such party (the "Put Shares") at a price of $50.00 per Put Share (appropriately adjusted for any changes in capitalization affecting the Preferred Stock), plus accrued but unpaid dividends through the date of purchase. Liberty Mutual may designate Liberty Financial (without any further action or approval by Liberty Financial) or another person or entity as the purchaser of the Put Shares; provided, however, that no such designation shall relieve Liberty Mutual of its obligations to purchase the Put Shares if the designee fails to do so. The restrictions on transfer and the provisions requiring the purchase of the Put Shares do not apply to any shares of Common Stock acquired upon conversion of the Preferred Stock, and the Preferred Stockholders Agreement does not restrict such conversion. Holders of substantially all of the Preferred Stock are parties to the Preferred Stockholders Agreement.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires Liberty Financial's executive officers and Directors, and any persons who own more than 10% of a class of Liberty Financial's equity securities registered under the Exchange Act (currently only the Common Stock), to file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, Directors, and persons who own more than 10% of the Common Stock are required by SEC regulations to furnish Liberty Financial with copies of all Section 16(a) reports they file. To Liberty Financial's knowledge, Liberty Mutual currently is the only stockholder which owns beneficially more than 10% of the Common Stock.

    Based solely on a review of the copies of such reports received by it or written representations from certain reporting persons that no other reports were required, Liberty Financial believes that, except for one late report filed by Mr. Marinella and one late report filed by Mr. Merritt, each with respect to a single transaction, each of its executive officers, Directors and 10% stockholders made all Section 16(a) filings required during 1999.

                       COMPENSATION OF EXECUTIVE OFFICERS
                 EXECUTIVE COMPENSATION TABLES AND INFORMATION

    The tables that appear below, along with the accompanying text and footnotes, provide information on compensation and benefits for the named executive officers, in accordance with applicable SEC requirements. None of the named executive officers received perquisites during 1999 exceeding the lesser of $50,000 or 10% of such officer's total salary and bonus for such year.

    SUMMARY COMPENSATION TABLE. The following table sets forth compensation information for the past three fiscal years for each of Liberty Financial's chief executive officer and the other four most highly compensated executive officers for fiscal 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                              COMPENSATION
                                                ANNUAL COMPENSATION             AWARDS(1)
                                               ----------------------   -------------------------
                                                 BASE                    RESTRICTED    SECURITIES
NAME AND PRINCIPAL                              SALARY                     STOCK       UNDERLYING       ALL OTHER
POSITION DURING 1999                  YEAR       ($)      BONUS($)(2)   AWARDS($)(3)   OPTIONS(#)   COMPENSATION($)(4)
----------------------------------  --------   --------   -----------   ------------   ----------   ------------------
Kenneth R. Leibler(5).............    1999     760,000            --       245,625      100,000           54,820
  President and Chief                 1998     750,000     1,000,000       464,844       50,000           52,288
  Executive Officer                   1997     740,000     1,100,000       384,750       60,000           46,379

C. Allen Merritt, Jr..............    1999     490,000       490,000       176,850       29,000           29,900
  Chief Operating Officer             1998     460,000       475,000       223,251       30,000           23,580
                                      1997     425,000       350,000       213,750       23,251           20,005

Stephen E. Gibson.................    1999     450,000       500,000       135,094       23,000          205,616
  President of Liberty Funds Group    1998     420,000       550,000       185,938       17,500          226,270
                                      1997     400,000       407,200       192,375       23,251           51,333

Phil Polkinghorn(6)...............    1999     279,960       350,000       377,188       50,000          506,907
  President of Keyport Life           1998          --            --            --           --               --
  Insurance Company                   1997          --            --            --           --               --

John A. Benning(7)................    1999     332,000       185,000            --        9,000           20,617
  Senior Vice President               1998     325,000       175,000            --        8,000           29,698
  and General Counsel                 1997     318,000       196,715        85,500        9,751           19,730

------------------------

(1) Other than stock options, restricted stock and other stock based incentives which may be granted under the Company's Amended and Restated 1995 Stock
    Incentive Plan (the "1995 Stock Incentive Plan"), the Company does not have a long-term compensation program for its executive officers that includes long-term incentive payouts.

(2) Bonus payments are reported with respect to the year in which the bonus was earned.

(3) Calculated by multiplying the closing price of the Company's Common Stock on the New York Stock Exchange on the dates of grant ($23.1875 on May 5,
    1999 and $24.5625 on May 11, 1999; $37.1875 in 1998; $28.50 in 1997) by the
    number of shares awarded. The number of shares and value of restricted stock held by the named executive officers as of December 31, 1999 (based on the New York Stock Exchange closing price of $22.9375 for the Company's Common Stock at fiscal year end) is as follows: Mr. Leibler: 36,000 shares, $825,750; Mr. Merritt: 20,700 shares, $474,806; Mr. Gibson: 17,250 shares,
    $395,672; Mr. Benning: 3,000 shares, $68,813; and Mr. Polkinghorn: 16,000 shares, $367,000. Mr. Leibler's restricted stock was forfeited upon his resignation effective January 13, 2000, and Mr. Benning's restricted stock vested upon his retirement effective December 31, 1999. Both Mr. Leibler's and Mr. Benning's restricted stock are therefore excluded from the description of vesting which follows. The restricted stock granted in 1997 (Mr. Merritt 7,500 shares; Mr. Gibson 6,750 shares) will vest on May 14, 2003 or any time after May 13, 1999 if for a 10 consecutive trading day period the closing price of Liberty Financial's Common Stock exceeds $41.73. The restricted stock granted in 1998 (Mr. Merritt 6,000 shares; and Mr. Gibson 5,000 shares) will vest on May 12, 2004 or any time after May 11, 2000 if for a 10 consecutive trading day period the closing price of Liberty Financial common stock exceeds $54.45. The restricted stock granted to Mr. Polkinghorn on May 5, 1999 (11,500 shares) will vest on May 5, 2005 or any time after May 4, 2001 if for a 10 consecutive trading day period the closing price of Liberty Financial Common Stock exceeds $33.95. The restricted stock granted on May 11, 1999 (Mr. Merritt 7,200 shares,
    Mr. Gibson 5,500 shares, and Mr. Polkinghorn 4,500 shares) will vest on May 11, 2005 or any time after May 10, 2001 if for a 10 consecutive day trading period the closing price of Liberty Financial Common Stock exceeds $35.96. Holders of restricted stock are entitled to vote their restricted shares and retain all dividends which may be paid with respect to such shares. In general, in the event of termination of employment, restricted shares are forfeited by the holders and revert to the Company. The closing price of the Company's Common Stock on the New York Stock Exchange on
    March 17, 2000 was $21.1875.

(4) Consists of the following amounts for 1999: (a) insurance premiums paid by Liberty Financial with respect to term life insurance for the benefit of the named executive officers, individually as follows: Mr. Leibler, $2,500 and Mr. Benning, $3,632; (b) contributions under defined contribution plans for the benefit of the named executive officers, individually as follows:
    Mr. Leibler, $52,320; Mr. Benning, $16,985; Mr. Merritt, $29,900;
    Mr. Gibson, $18,400; and Mr. Polkinghorn, $6,907; (c) for Mr. Gibson, an additional amount of $187,216 pursuant to an agreement between Mr. Gibson and Liberty Financial relating to the settlement of a dispute with Mr. Gibson's previous employer, and (d) for Mr. Polkinghorn, a signing bonus of $500,000.

(5) Mr. Leibler resigned as President and Chief Executive Officer of the Company on January 13, 2000, and entered into an agreement with the Company on February 7, 2000 which is described under "Certain Additional Information Regarding Executive Officer Compensation" below.

(6) Mr. Polkinghorn began employment at Keyport Life Insurance Company on May 5, 1999.

(7) Mr. Benning retired from the Company on December 31, 1999. He is currently employed by Liberty Mutual and is serving as Acting General Counsel to the
    Company.

    OPTION GRANT TABLE. The following table sets forth certain information regarding options to purchase Common Stock granted under the 1995 Stock Incentive Plan during 1999 by Liberty Financial to the executive officers named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 PERCENT OF                                     POTENTIAL REALIZABLE
                                                   TOTAL                                          VALUE AT ASSUMED
                                    NUMBER OF     OPTIONS                                       ANNUAL RATES OF STOCK
                                   SECURITIES     GRANTED     EXERCISE                         PRICE APPRECIATION FOR
                                   UNDERLYING        TO       PRICE PER                           OPTION TERM(2)($)
                                     OPTIONS     EMPLOYEES      SHARE                          -----------------------
NAME                               GRANTED (#)    IN 1999        ($)      EXPIRATION DATE(1)       5%          10%
----                               -----------   ----------   ---------   ------------------   ----------   ----------
Kenneth R. Leibler(3)............    100,000        12.69%     24.5625          5/10/09        1,544,720    3,914,630
C. Allen Merritt, Jr.............     29,000         3.68%     24.5625          5/10/09          447,969    1,135,243
Stephen E. Gibson................     23,000         2.92%     24.5625          5/10/09          355,286      900,365
Phil Polkinghorn.................     29,500         3.74%     24.5625          5/10/09          455,692    1,154,816
                                      20,500         2.60%     23.1875          5/04/09          298,941      757,575
John A. Benning..................      9,000         1.14%     24.5625          5/10/09          139,025      352,317

------------------------

(1) Each option becomes exercisable in four equal annual installments, commencing on May 11, 2000 and vests in full upon the death, disability or retirement (after age 60) of the optionee. No stock appreciation rights were granted to any named executive officer in 1999.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if such options are not exercised until the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% in accordance with applicable regulations of the SEC, compounded annually from the dates the options were granted until their expiration dates. These values are not intended to forecast possible future appreciation in the Common Stock. This table does not take into account changes in the price of the Common Stock after the date of grant.

(3) Mr. Leibler forfeited all of his 1999 options upon his resignation on January 13, 2000.

    OPTION EXERCISES AND YEAR-END OPTION TABLE. The following table sets forth certain information regarding the stock options exercised during 1999 and stock options held as of December 31, 1999 by the executive officers named in the Summary Compensation Table.

 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND AGGREGATE OPTION VALUES AT
                                FISCAL YEAR-END

                                                                   NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN-
                                                                  UNDERLYING UNEXERCISED               THE-MONEY
                                     SHARES                       OPTIONS AT YEAR-END (#)      OPTIONS AT YEAR-END($)(1)
                                  ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                              EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                              ------------   ------------   -----------   -------------   -----------   -------------
Kenneth R. Leibler(2)...........           0             0        441,558        190,000       3,535,662       21,094
C. Allen Merritt, Jr............      12,000       204,553        116,391         69,876         967,289        6,328
Stephen E. Gibson...............           0             0         44,125         57,127          17,085        5,696
Phil Polkinghorn................           0             0              0         50,000               0            0
John A. Benning(3)..............      10,523       168,217         98,932              0         728,214            0

------------------------

(1) The value of unexercised in-the-money options is calculated by multiplying the number of underlying shares by the difference between the closing price of the Company's Common Stock on the New York Stock Exchange at the end of 1999 ($22.9375) and the option exercise price for those shares. These values have not been realized. The closing price of the Company's Common Stock on the New York Stock Exchange on March 17, 2000 was $21.1875.

(2) Mr. Leibler forfeited his unvested stock options upon his resignation on January 13, 2000, and an additional 124,500 vested stock options were cancelled pursuant to Mr. Leibler's Resignation Agreement with the Company. See "Certain Additional Information Regarding Executive Officer Compensation" below.

(3) All of Mr. Benning's stock options vested upon his retirement effective December 31, 1999.

    CERTAIN ADDITIONAL INFORMATION REGARDING EXECUTIVE OFFICER COMPENSATION

DEFINED BENEFIT RETIREMENT PROGRAMS

    Each of the executive officers of Liberty Financial named in the above summary compensation table, other than Mr. Gibson, participates in Liberty Financial's Pension Plan and Supplemental Pension Plan (collectively, the "Pension Plans"). In addition, Mr. Benning has a contractual arrangement with Liberty Financial under which his benefits under the Pension Plans shall be calculated using October 1, 1973 as his date of hire for determining years of credited service, subject to certain adjustments. Mr. Gibson does not participate in a defined benefit or actuarial plan sponsored by the Company.

    The following table shows the estimated annual benefits payable under the Pension Plans upon retirement for the specified compensation and years of service classifications, assuming retirement at age 65 in 2000.

                 ESTIMATED ANNUAL RETIREMENT BENEFITS AT AGE 65
      UNDER LIBERTY FINANCIAL'S PENSION PLAN AND SUPPLEMENTAL PENSION PLAN

                                   YEARS OF CREDITED SERVICE
  FIVE-YEAR AVERAGE   ----------------------------------------------------
  COMPENSATION           15         20         25         30         35
  -----------------   --------   --------   --------   --------   --------
     $  200,000       $51,570    $68,760    $85,950    $92,617    $99,283
        400,000       105,570    140,760    175,950    189,283    202,617
        600,000       159,570    212,760    265,950    285,950    305,950
        800,000       213,570    284,760    355,950    382,617    409,283
      1,000,000       267,570    356,760    445,950    479,283    512,617
      1,200,000       321,570    428,760    535,950    575,950    615,950
      1,400,000       375,570    500,760    625,950    672,617    719,283
      1,600,000       429,570    572,760    715,950    769,283    822,617

    Benefits under the Pension Plans are based on an employee's average pay for the five highest consecutive years during the last ten years of employment, the employee's estimated social security retirement benefit and years of credited service with Liberty Financial and its subsidiaries. For purposes of determining benefits payable upon retirement under the Pension Plans and such additional contractual arrangements, compensation includes base salary and annual bonus. The current five year average compensation covered by the Pension Plans for each participating executive officer of Liberty Financial named in the above summary compensation table is as follows: Mr. Leibler, $1,467,400; Mr. Merritt, $653,077 and Mr. Benning, $486,887. Benefits are payable in the form of a single-life annuity providing for monthly payments. Actuarially equivalent methods of payment may be elected by the recipient. As of the date hereof, the participating executive officers of Liberty Financial named in the above summary compensation table had the following full credited years of service under the Pension Plans: Mr. Leibler, 9 years; Mr. Merritt, 12 years; and Mr. Benning,
26 years. Mr. Polkinghorn is not yet vested under the Pension Plans, and Mr. Gibson is not eligible for the Pension Plan. Mr. Benning retired effective December 31, 1999.

CHANGE OF CONTROL PROVISIONS OF 1990 STOCK OPTION PLAN

    Liberty Financial's 1990 Stock Option Plan, as amended (the "1990 Plan"), provided for the grant of options to officers and other key employees of Liberty Financial for the purchase of shares of Common Stock. As of March 17, 2000, options to purchase an aggregate of 677,550 shares of Common Stock were issued and outstanding under the 1990 Plan, all of which were vested, including options to purchase 246,774 shares held by Mr. Leibler, 48,349 shares held by Mr. Merritt, and 47,055 shares held by Mr. Benning. No additional options will be granted under the 1990 Plan. Upon a change of control of Liberty Financial (defined as the transfer of 50% or more of the equity ownership of Liberty Financial other than solely pursuant to a public offering in which securities are issued for cash), the Compensation Committee may, in its discretion, elect to cancel all outstanding options under the 1990 Plan by paying the holders thereof an amount equal to the difference between the fair market value of the Common Stock and the exercise price of such options.

RESIGNATION AGREEMENT BETWEEN THE COMPANY AND MR. LEIBLER

    On February 7, 2000, following Mr. Leibler's resignation as President, Chief Executive Officer and Director of the Company on January 13, 2000, the Company and Kenneth R. Leibler entered into a

Settlement Agreement and General Release (the "Resignation Agreement"). Under the Resignation Agreement, the Company agreed to make separation payments to Mr. Leibler in the aggregate amount of $3,480,000 over a period of 18 months. The Company will also continue to provide health, dental, life insurance and financial counseling benefits to Mr. Leibler for a period of up to 18 months. The Company will also provide executive outplacement consulting services for Mr. Leibler. Mr. Leibler agreed to the cancellation of an aggregate of 124,500 vested stock options granted in 1995 and 1996. The Resignation Agreement also includes mutual releases and other customary agreements.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Michael J. Babcock, Gary L. Countryman, Paul J. Darling, II, John P. Hamill, Edmund F. Kelly and Ray B. Mundt served as members of Liberty Financial's Compensation Committee during 1999. The membership of Liberty Financial's Compensation Committee is identical to the membership of the Compensation Committee of the Board of Directors of Liberty Mutual. Mr. Countryman is Chairman of Liberty Mutual and Liberty Financial, and has been President and Chief Executive Officer of Liberty Financial since January 13, 2000. Mr. Kelly is President and Chief Executive Officer of Liberty Mutual. Neither
Mr. Countryman nor Mr. Kelly receive any compensation from Liberty Financial.

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EACH AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION AND STOCKHOLDER RETURN COMPARISON SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL SUCH SECTIONS OF THIS PROXY STATEMENT BE DEEMED TO BE INCORPORATED INTO ANY FUTURE FILINGS MADE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934.

                         COMPENSATION COMMITTEE REPORT
                                       ON
                             EXECUTIVE COMPENSATION

    THIS REPORT HAS BEEN PREPARED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS (THE "COMMITTEE").

    The Committee administers the executive compensation program of Liberty Financial Companies, Inc. (the "Company" or "Liberty Financial") and its subsidiaries. The Committee is comprised of the six directors listed at the end of this report, none of whom is an employee of Liberty Financial or any of its subsidiaries. Each member of the Committee (other than Gary L. Countryman and Edmund F. Kelly) qualifies as a non-employee director for the purpose of Rule 16b-3 under the Exchange Act.

    The Committee approves all components of the compensation of the senior executives of Liberty Financial and its subsidiaries. This report describes Liberty Financial's compensation program for executive officers and the bases on which the Committee determined 1999 compensation for executive officers, including both the former President and Chief Executive Officer ("CEO"), Kenneth
R. Leibler, as well as the other executive officers named in the compensation tables appearing elsewhere in this Proxy Statement.

COMPENSATION PHILOSOPHY AND OVERVIEW

    The primary objectives of Liberty Financial's executive officer compensation program are:

    - To provide balanced and competitive total compensation that enables Liberty Financial and its subsidiaries to attract, motivate and retain highly qualified executives.

    - To create incentives for enhancing Liberty Financial's profitability, and for attaining its other strategic goals, through performance-based devices that reward executive officers for achieving corporate and business unit goals and individual management goals.

    - To align the financial interests of executive officers with those of stockholders, and to promote Liberty Financial's strategy of integrating the activities of its various business units, through the use of performance-based devices tied to corporate-wide goals, as well as stock-based compensation.

    Generally, Liberty Financial aims for executive compensation to be at the middle range of the market for comparable positions at similar companies for performance which meets corporate and business unit goals and individual performance goals; above such market range for performance above such goals; and below such market range for performance which does not meet such goals. Liberty Financial regularly uses the services of an independent consulting firm specializing in executive compensation of financial services companies. This firm helps Liberty Financial determine market levels of compensation for comparable positions in companies of relevant size and business profile ("peer companies"). The peer companies used in these surveys generally include companies in the investment management and annuity businesses. The Committee considers these survey results in determining executive compensation. Because the Company competes for executive talent with a broad range of companies, the peer companies used for compensation planning purposes are not limited to the peer group of companies used in the Stock Performance Graph.

    The primary elements of Liberty Financial's executive officer compensation program are base salary, annual cash bonuses (which vary from year to year depending upon performance measured against corporate and business unit goals and individual performance goals), and long-term incentives in the form of stock-based compensation.

    BASE SALARY

    The purpose of base salary is to attract and retain key executives by providing a base level of income that recognizes the market value of the position. Liberty Financial targets base salary for executive officers in the middle range of the relevant market, with adjustments as appropriate to reflect the individual's performance and experience, Company guidelines for salary increases and the subjective judgement of the Committee. The Committee reviews base salaries for executive officers annually. The Committee typically approves merit increases based on performance or unique individual circumstances.

    ANNUAL BONUS

    Executive officers are eligible for annual cash bonuses. Liberty Financial bases annual bonus awards on achievement of a combination of corporate and business unit goals derived from business plans presented to the Board of Directors, as well as individual performance goals. Each executive officer has a target bonus expressed as a percentage of base salary. In determining whether an executive officer has earned the target bonus, the Committee typically gives greater weight to the corporate and business unit goals than to the individual performance goals. Liberty Financial generally defines the corporate and business unit goals in terms of objectively quantifiable measurements, which primarily include pre-tax operating income, return on equity and investment product sales. Liberty Financial establishes these goals on a corporate-wide basis for the CEO and the other holding company executive officers. The Company establishes goals for executive officers of separate business units with respect to both the performance of their separate units and the corporate-wide goals (giving greater weight to the former). Corporate and business unit performance must exceed a threshold level in order for any portion of this component of the target bonus to be earned by the executive. This component increases to a specified cap if corporate and business unit performance exceeds the target levels. Similarly, the individual performance component also is subject to thresholds and limits.

    STOCK-BASED COMPENSATION

    Liberty Financial's Amended and Restated 1995 Stock Incentive Plan (the "1995 Incentive Plan") provides stock-based compensation which allows senior executives and other key employees to participate in the future growth of Liberty Financial, thereby aligning their interests with those of stockholders. Stock-based compensation also promotes Liberty Financial's strategy of integrating the activities of its various business units, since the future value of its stock will reflect its consolidated results, rather than the performance of any particular business unit or units.

    Prior to 1997, awards under the 1995 Incentive Plan consisted solely of stock options. The exercise price of each option granted is set at fair market value on the date of grant. Each option has a life of 10 years and becomes exercisable in four equal annual installments beginning on the first anniversary of the grant date. In 1997, the Committee also began granting a portion of awards to a select group of senior executives in the form of shares of restricted stock. Such restricted stock awards have vesting provisions based on continued service (six years from grant date), with earlier vesting possible after two years based upon attainment of a specified price level of Liberty Financial's Common Stock. The Committee granted both stock options and restricted stock awards in 1999, and anticipates granting both stock options and restricted stock awards in 2000. In granting awards, the Committee takes into account the executive's level of responsibility, past contributions and anticipated ability to contribute to Liberty Financial's future performance. The Committee also considers long-term incentive practices of peer companies. Beginning in 1997, all stock incentive awards to persons who are subject to the provisions of Section 16 of the Exchange Act have been granted by a subcommittee consisting of each member of the Committee other than Mr. Countryman and Mr. Kelly, who for purposes of Rule 16b-3 under the Exchange Act are not considered to be disinterested directors of Liberty Financial.

    1999 CEO COMPENSATION

    Kenneth R. Leibler served as President and CEO of the Company from January 1, 1995 until his resignation effective January 13, 2000. In
February 1999, the Committee established Mr. Leibler's base salary for 1999 at $760,000. In May 1999, the Committee granted Mr. Leibler 100,000 stock options and 10,000 shares of restricted stock. In determining Mr. Leibler's 1999 base salary and stock incentives, the Committee considered the Company's financial performance in relation to corporate-wide targets for 1998. The Committee also considered Mr. Leibler's overall leadership and decision-making impact on the achievement of Liberty Financial's business plan objectives for 1998. With respect to base salary, the Committee also considered market benchmarks for base salaries of chief executive officers at peer companies. With respect to the stock grants, the Committee also sought to create a significant financial incentive to continue the strategy of enhancing relationships among the subsidiaries' existing operations, with a view towards increasing product sales, generating additional expense savings, and thereby increasing Liberty Financial's profitability and shareholder value. Because of Mr. Leibler's resignation in January 2000, none of the stock awards granted in 1999 were vested, and the Committee did not award Mr. Leibler a bonus for 1999.

    Gary L. Countryman, the Chairman of the Company, was elected by the Board of Directors to assume the positions of President and Chief Executive Officer on January 13, 2000, the effective date of Mr. Leibler's resignation.
Mr. Countryman also serves as Chairman of Liberty Mutual, which owns approximately 71.45% of the outstanding Common Stock of the Company.
Mr. Countryman will receive all of his compensation from Liberty Mutual and not from the Company. The Company will pay Liberty Mutual a fee based upon Liberty Mutual's direct cost of providing Mr. Countryman's services pursuant to the Intercompany Agreement between the Company and Liberty Mutual. This Committee will not play any role in determining either Mr. Countryman's compensation from Liberty Mutual or the fee to be paid by the Company to Liberty Mutual for Mr. Countryman's services.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION UNDER THE CODE

    Under Section 162(m) of the Code, a publicly held corporation cannot deduct in any taxable year compensation in excess of one million dollars paid to each of its CEO and its four other most highly compensated officers. However, the deduction limitation of Section 162(m) does not apply to certain performance-based compensation arrangements. In the case of Liberty Financial, annual cash bonuses and restricted stock awards can trigger the Section 162(m) deduction limitation.

    The Code and Internal Revenue Service regulations under Section 162(m) provide that, with respect to annual cash bonuses, in order to assure deductibility of any bonus compensation that may bring total compensation over the million dollar limit, a rigid "formula type" bonus approach must be used with only limited Committee discretion permitted. The Committee believes that judgment and discretion are critical to effective performance assessment as well as related bonus determinations. The Committee therefore has decided not to adopt such a rigid formula-type bonus plan at this time. Thus, any payments to those five executive officers in excess of the limit resulting from such cash bonuses may not be deductible for tax purposes. Liberty Financial's stock-based compensation programs generally have been designed so that compensation in respect of outstanding stock options will not be subject to the limitation on deductibility under Section 162(m). However, because Liberty Financial's existing restricted stock awards vest after six years of continued employment regardless of other performance-based criteria, Liberty Financial will be unable to deduct an amount equal to taxable income to the officer at vesting (equal to the then market value of the shares) to the extent the million dollar cap is exceeded. The Committee believes that such guaranteed time-lapse vesting is an extremely valuable tool in retaining the select group of executives eligible for restricted stock grants. The Committee has concluded that the near-term impact of these provisions on Liberty Financial's tax reporting will not be material. The Committee will continue to monitor the impact of Section 162(m) on an ongoing basis in order to balance the benefits of favorable tax treatment for Liberty Financial with a need to apply prudent judgement in carrying out the Committee's compensation philosophy with respect to the applicable executive officers.

    MEMBERS OF THE COMPENSATION COMMITTEE

    The members of the Committee submitting this report are:

                               Michael J. Babcock
                               Gary L. Countryman
                              Paul J. Darling, II
                                 John P. Hamill
                                Edmund F. Kelly
                            Ray B. Mundt (Chairman)

                         STOCKHOLDER RETURN COMPARISONS

    The graph below and the accompanying table compare the total return on Liberty Financial's Common Stock since it became a publicly-traded corporation on March 27, 1995 to the S&P 500 Index (Standard & Poor's Corporation 500 Composite Stock Price Index) and the Dow Jones Life Insurance Group Index, assuming an original investment on March 27, 1995 of $100. Total return values for these indices were calculated based on cumulative total return values, assuming reinvestment of dividends. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates. The comparisons provided in this graph are not intended to be indicative of possible future performance of the Company's stock.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                                      3/27/95  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
LIBERTY FINANCIAL COMPANIES, INC.     $100.00   $108.90   $143.80   $211.90   $153.50   $132.50
S&P 500 INDEX                         $100.00   $125.40   $154.20   $205.60   $264.30   $319.94
DOW JONES LIFE INSURANCE GROUP INDEX  $100.00   $117.80   $156.40   $232.60   $309.20   $286.93

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                      MATTERS PERTAINING TO LIBERTY MUTUAL

    GENERAL

    Prior to the acquisition of Colonial in March, 1995, Liberty Financial was an indirect wholly-owned subsidiary of Liberty Mutual. As of the Record Date, Liberty Mutual owned beneficially approximately 71.45% of the outstanding shares of Common Stock and approximately 70.68% of the combined voting power of the outstanding Common Stock and Preferred Stock.

    Liberty Mutual is a Massachusetts-chartered property and casualty mutual insurance company with more than $50.0 billion in assets and $7.0 billion in surplus at December 31, 1999. The principal business activities of Liberty Mutual's subsidiaries and affiliates (other than Liberty Financial) are property-casualty insurance, insurance services and life insurance (including group life and health insurance products) marketed through its own sales force.

    Although at present 13 of Liberty Financial's 14 directors are also directors of Liberty Mutual, and the Chairman of Liberty Mutual is the President and Chief Executive Officer of Liberty Financial, Liberty Financial's operations are separate from, and generally have been conducted independently of, Liberty Mutual and its other business activities. Liberty Financial and its operating subsidiaries have their own personnel responsible for operations, strategic planning, marketing, finance, administration, human resources, accounting, legal and other management functions.

    REIMBURSEMENT OF CERTAIN DIRECT COSTS AND INTERCOMPANY AGREEMENT

    Liberty Mutual from time to time has provided management, legal, internal audit and treasury services to Liberty Financial, as well as to other Liberty Mutual subsidiaries which services are of the type normally performed by a parent company's corporate staff. In connection with the Colonial acquisition, Liberty Financial and Liberty Mutual entered into an Intercompany Agreement (the "Intercompany Agreement") governing ongoing services provided by Liberty Mutual to Liberty Financial. Under the Intercompany Agreement, such services are provided only as requested by Liberty Financial and may include legal, tax, treasury and certain other services. Liberty Financial pays Liberty Mutual a fee based upon Liberty Mutual's direct costs allocable to the services provided, and reimburses Liberty Mutual for all associated out of pocket fees and expenses incurred by it. The agreement provides for estimated quarterly payments and subsequent adjustments thereto based upon actual experience. For 1999, Liberty Financial paid Liberty Mutual $0.6 million for services under the Intercompany Agreement.

    The Intercompany Agreement also provides that, during any period in which Liberty Mutual owns at least 20% of the voting power of the outstanding capital stock of Liberty Financial, Liberty Financial will provide Liberty Mutual with certain financial and other information. During any period in which Liberty Mutual owns at least 50% of the voting power of the outstanding capital stock of Liberty Financial or in which Liberty Mutual is required or elects to consolidate Liberty Financial's financial results in its own financial statements, Liberty Financial must obtain Liberty Mutual's prior written consent to any significant changes in accounting principles of Liberty Financial.

    In addition, the Intercompany Agreement provides that Liberty Financial will indemnify Liberty Mutual, its subsidiaries (other than Liberty Financial and its subsidiaries), and each of their respective officers, directors, employees, and agents against losses from third-party claims based on, arising out of or resulting from (i) the activities of Liberty Financial or its subsidiaries (including without limitation liabilities under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and other securities laws) and (ii) any other acts or omissions arising out of performance of the Intercompany Agreement.

    TAX SHARING AGREEMENT

    With respect to the period from January 1, 1990 through July 17, 1997 (the "Deconsolidation Date"), Liberty Financial and its subsidiaries (except for Keyport and its subsidiaries, each of which filed a separate federal income tax return through 1993) were included in the consolidated federal income tax return filed by Liberty Mutual. Prior to 1994, Keyport and its subsidiaries were not eligible for inclusion in Liberty Mutual's consolidated federal income tax return.

    Liberty Financial and Liberty Mutual are parties to a written Tax Sharing Agreement (the "Tax Sharing Agreement"). The Tax Sharing Agreement provides for the allocation between Liberty Financial and Liberty Mutual of the liability for federal income taxes and foreign, state, and local income, franchise, and excise taxes, and details the methodology and procedures for determining the payments or reimbursements to be made by or to Liberty Financial with respect to such taxes. The Tax Sharing Agreement applies primarily to taxable years or periods beginning on or after January 1, 1990 and ending before or on the Deconsolidation Date.

    Liberty Mutual's ownership of the outstanding capital stock of the Company fell below 80% effective on the Deconsolidation Date. As a result, Liberty Financial and its subsidiaries are no longer included in the consolidated federal and certain other income tax returns filed by Liberty Mutual, and the Tax Sharing Agreement generally will no longer be in effect, for periods beginning after the Deconsolidation Date, except for certain provisions that may affect carryovers and carrybacks of net operating losses or other tax attributes and subsequent examination adjustments by taxing authorities (as described below). Liberty Mutual's 1997 consolidated federal income tax return included Liberty Financial and its subsidiaries through the Deconsolidation Date. Subsequently, the Company and its subsidiaries (other than Keyport and Keyport's subsidiaries) file a consolidated federal income tax return. For the remainder of 1997 through July 17, 2002, Keyport and its subsidiaries will file separately from the Company, after which period Keyport and its current subsidiaries will be eligible to be included in the Company's consolidated federal income tax return.

    The Tax Sharing Agreement generally provides with respect to periods prior to deconsolidation, among other things, that Liberty Financial will pay to Liberty Mutual an amount for federal income tax purposes determined as if Liberty Financial filed a separate consolidated federal income tax return for Liberty Financial and its subsidiaries (i.e., as if Liberty Financial were the common parent of an affiliated group including its subsidiaries but not including Liberty Mutual and its other subsidiaries [in each case excluding Keyport and its subsidiaries for periods prior to 1994]), regardless of the amount of federal income tax shown on the actual consolidated federal income tax return filed by Liberty Mutual on behalf of its entire affiliated group (including Liberty Financial and its subsidiaries). The determination of the amounts paid by Liberty Financial pursuant to the Tax Sharing Agreement generally takes into account carryovers and carrybacks of net operating losses and other attributes, again as if Liberty Financial and its subsidiaries (other than Keyport and its subsidiaries for periods prior to 1994) independently filed a consolidated federal income tax return for such periods.

    The Tax Sharing Agreement also provides for procedures with respect to adjustments to tax payments or reimbursements resulting from audits or other proceedings with respect to taxable years for which Liberty Financial and/or its subsidiaries have been included with Liberty Mutual and its other subsidiaries in any consolidated federal income tax return or any combined, joint, consolidated, or similar foreign, state, or local income, franchise, or excise tax return. In addition, while the Tax Sharing Agreement generally applies to taxable years in which Liberty Financial has been included in a consolidated federal income tax return filed by Liberty Mutual, it also contains provisions that may affect carryovers or carrybacks of net operating losses or other tax attributes from or to taxable years prior or subsequent to such consolidation.

    For 1999, Liberty Mutual paid Liberty Financial $14.1 million pursuant to the Tax Sharing Agreement.

    As the common parent of an affiliated group filing a consolidated federal income tax return and under the terms of the Tax Sharing Agreement, Liberty Mutual has various rights. Among other things, for periods prior to deconsolidation, Liberty Mutual is the sole and exclusive agent for Liberty Financial in any and all matters relating to the U.S. income tax liability of Liberty Financial. Liberty Mutual has sole and exclusive responsibility for the preparation and filing of the U.S. consolidated federal income tax return for such affiliated group, and Liberty Mutual has the power, in its sole discretion, to contest or compromise any asserted tax adjustment or deficiency and to file, litigate, or compromise any claim for refund on behalf of Liberty Financial.

    REGISTRATION RIGHTS AGREEMENT

    In connection with the Colonial acquisition, Liberty Financial and Liberty Mutual entered into a Registration Rights Agreement (the "Registration Rights Agreement") which, among other things, provides that Liberty Financial will, upon Liberty Mutual's request, register under the Securities Act any of the shares of Common Stock currently held indirectly or hereafter acquired directly or indirectly by Liberty Mutual for sale in accordance with Liberty Mutual's intended method of disposition thereof, and will take such other actions necessary to permit the sale thereof in other jurisdictions. Liberty Mutual has the right to request up to three such registrations per year, subject to certain minimum share requirements. Liberty Mutual has agreed to pay the costs and expenses in connection with each such registration of its shares. Liberty Financial has the right (exercisable not more than once in any 12-month period) to require Liberty Mutual to delay any exercise by Liberty Mutual of such rights to require registration and other actions under the agreement for a period of up to 120 days if Liberty Financial determines, and the underwriters concur, that any other offerings by Liberty Financial then being conducted or about to be conducted would be adversely affected, or if Liberty Financial determines that it would be required to disclose publicly material business information which would cause a material disruption of a major corporate development then pending or in progress or that such registration would have other material adverse consequences.

    Liberty Mutual also has the right, which it may exercise at any time and from time to time in the future, to include the shares of Common Stock held directly or indirectly by it in certain other registrations of common equity securities of Liberty Financial initiated by Liberty Financial on its own behalf. Liberty Mutual has agreed to pay its pro rata share of all costs and expenses in connection with each such registration.

    Each of Liberty Financial and Liberty Mutual will indemnify the other, and the officers, directors and controlling persons of the other, against certain liabilities arising in respect of any registration or other offering under the Registration Rights Agreement.

    CERTAIN OTHER TRANSACTIONS INVOLVING LIBERTY MUTUAL

    Prior to 1999 Keyport had a sales arrangement with Liberty Life Assurance Company of Boston ("Liberty Life"), a subsidiary of Liberty Mutual which is licensed to sell variable annuity contracts in the State of New York. Liberty Life issued variable annuity contracts in New York with substantially the same policy terms and underlying investment options as Keyport's variable annuity products, the premiums for which are deposited in a separate account of Liberty Life. Keyport continues to provide administrative services to Liberty Life with respect to such annuities. All contractual obligations in respect of such annuities are those of Liberty Life rather than of Keyport. Liberty Life charges the fees payable under the annuities, pays Keyport a fee designed to cover Keyport's expenses in administering these annuities, and retains the balance. During 1999 Liberty Life paid Keyport fees of approximately $0.1 million under these arrangements.

    The Company provides certain investment management services to Liberty Mutual. Liberty Mutual paid the Company $0.6 million for these services in 1999. In addition, Liberty Financial provides investment advisory services to oil and gas investment subsidiaries of Liberty Mutual. These subsidiaries reimburse Liberty Financial for all direct out-of-pocket costs for these services. These cost reimbursements totaled $0.4 million in 1999.

    As of December 31, 1999, Liberty Mutual and Liberty Fire owned approximately 6.5% and 0.8%, respectively, of the outstanding shares of beneficial interest of Liberty All-Star Equity Fund, a closed-end fund listed on the New York Stock Exchange. All of such shares were purchased in open market transactions. Liberty Asset Management Company, a Liberty Financial subsidiary, is the investment adviser to the fund.

    During 1999, Keyport held mortgage notes in the original principal amount of $100.0 million on properties owned by certain indirect subsidiaries of Liberty Mutual. The notes were purchased for a price equal to their face value. Liberty Mutual had agreed to provide credit support to the obligors under these notes with respect to certain payments of principal and interest thereon. These mortgage notes were paid in January, 1999.

    An indirect wholly-owned subsidiary of the Company is a defendant in pending litigation in Massachusetts state court. Liberty Mutual and a former subsidiary of the Company transferred to Liberty Mutual in 1990 are also defendants in the suit. The plaintiffs allege various claims relating to a real estate limited partnership for which the Company's indirect subsidiary acted as a dealer manager in connection with a public offering of limited partnership interests in 1987. Based upon all of the facts presently under consideration by management, the Company believes that any likely outcome of the action will not have a material adverse effect on the Company's financial condition or results of operation.

    The existing and proposed agreements between Liberty Financial and Liberty Mutual may be modified in the future and additional transactions or agreements may be entered into between Liberty Financial and Liberty Mutual. Conflicts of interest could arise between Liberty Financial and Liberty Mutual with respect to any of the foregoing, or any future agreements or arrangements between them. Neither Liberty Mutual nor Liberty Financial has instituted, or has any current plans to institute, any formal plan or arrangement to address any possible conflicts of interest.

                            INDEPENDENT ACCOUNTANTS

    The consolidated financial statements of Liberty Financial for the year ended December 31, 1999 have been audited and reported upon by Ernst & Young LLP ("E&Y"). Similarly, E&Y will serve as the independent auditors of Liberty Financial for 2000. Representatives of E&Y are expected to be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholders who wish to submit proposals pursuant to Rule 14a-8 under the Exchange Act at the 2001 Annual Meeting of Stockholders will be required to deliver the proposals to Liberty Financial on or prior to December 4, 2000. For proposals that stockholders intend to present at the 2001 Annual Meeting of Stockholders outside the processes of Rule 14a-8 under the Exchange Act, unless the stockholder notifies the Clerk of the Company of such intent by February 19, 2001, any proxy that management solicits for such Annual Meeting will confer on the holder of the proxy discretionary authority to vote on any such proposal properly presented at the Meeting. Liberty Financial's Restated By-Laws also contain certain provisions which impose additional requirements upon the submission by Stockholders of nominees for election to the Board of Directors and other Stockholder proposals. A copy of the Restated By-Laws, as amended, of Liberty Financial may be obtained without charge by a Stockholder upon written request addressed to the Clerk of Liberty Financial at the address set forth below.

    Please forward any such proposals or the required notices to the Clerk of Liberty Financial, c/o Liberty Financial Companies, Inc., 600 Atlantic Avenue, Suite 2400, Boston, Massachusetts 02210-2214.

                            EXPENSES OF SOLICITATION

    Liberty Financial will bear the cost of preparing, assembling and mailing the Notice, Proxy Statement and form of proxy for the Meeting. Solicitation of proxies will be primarily through the use of the mails, but employees of Liberty Financial may solicit proxies by personal interview, by telephone or by other means of communication, without additional compensation. Liberty Financial will also provide persons, firms, banks and corporations holding shares in their names, or in the names of their nominees, which in either case are beneficially owned by others, proxy material for transmittal to such beneficial owners and reimburse such record holders for their reasonable expenses in so doing.

                                 OTHER MATTERS

    Liberty Financial has no knowledge of any matters to be presented for action by the Stockholders at the Meeting other than as set forth above. However, the enclosed proxy gives discretionary authority to the persons named therein to act in accordance with their best judgment in the event that any additional matters should be presented.

                                 ANNUAL REPORT

    A copy of Liberty Financial's Annual Report to Stockholders for the year ended December 31, 1999, which includes financial statements, is being mailed to Stockholders with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

    Copies of Liberty Financial's Annual Report to Stockholders and of its Annual Report to the Securities and Exchange Commission on Form 10-K for the year ended December 31, 1999 will be made available at the Meeting and also may be obtained without charge by any Stockholder upon written request addressed to Director of Investor Relations, Liberty Financial Companies, Inc., 600 Atlantic Avenue, Suite 2400, Boston, Massachusetts 02210-2214.

                                          By Order of the Board of Directors,

                                          /s/ J. ANDREW HILBERT

                                          J. Andrew Hilbert
                                          SENIOR VICE PRESIDENT AND
                                            CHIEF FINANCIAL OFFICER

Dated: April 6, 2000

                                                                      1387-PS-00

                                  DETACH HERE

LFC3B

                                     PROXY

                       LIBERTY FINANCIAL COMPANIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 OF THE COMPANY FOR ANNUAL MEETING, MAY 8, 2000

    The undersigned hereby constitutes and appoints Gary L. Countryman, C. Allen Merritt, Jr. and John A. Benning, and each of them, his or her true lawful agents and proxies with full power of substitution in each, to represent the undersigned and vote all shares of Common Stock or Series A Convertible Preferred Stock of the undersigned at the Annual Meeting of Stockholders of LIBERTY FINANCIAL COMPANIES, INC. to be held in Room AV-1 on the third floor of the Federal Reserve Bank of Boston, 600 Atlantic Avenue, Boston, Massachusetts on Monday, May 8, 2000, at 11:00 a.m. and at any adjournments thereof, on all matters coming before said meeting. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the related Notice of Annual Meeting of Stockholders and Proxy Statement and a copy of the Annual Report for the year ended December 31, 1999.

    You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.

      SEE REVERSE                                                                             SEE REVERSE
          SIDE                     CONTINUED AND TO BE SIGNED ON REVERSE SIDE                     SIDE

LFC73A                            DETACH HERE

           PLEASE MARK
/X/        VOTES AS IN
           THIS EXAMPLE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR DIRECTOR.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may come before the meeting. If no direction is made, this proxy will be voted FOR the election of all nominees for director

1.   ELECTION OF DIRECTORS.
     NOMINEES FOR TERMS EXPIRING AT 2003 ANNUAL MEETING OF
     STOCKHOLDERS:
     (01) Michael J. Babcock, (02) Gary L. Countryman, (03) John
     P. Hamill and (04) Marian L. Heard

      FOR                                  WITHHELD
      ALL                                  FROM ALL
    NOMINEES  / /               / /        NOMINEES

      / /
              ---------------------------------------------------------------------------------------------------
              For all nominees except as noted above

                                                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT.                / /

                                                            MARK HERE IF YOU PLAN TO ATTEND THE MEETING                   / /

                                                            Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: _________  Date: _________      Signature: _________  Date: _________